Exhibit 10.2
Execution Version
GUARANTY
     THIS GUARANTY (this “Guaranty”) is made as of the 18th day of May, 2011, by MoneyGram International, Inc., a Delaware corporation (“Holdco”), MoneyGram Payment Systems, Inc., a Delaware corporation (“Payment Systems”) and MoneyGram of New York LLC, a Delaware limited liability company (“MGI NY”; Holdco, Payment Systems, MGI NY and each Person who becomes a party to this Guaranty by execution of a supplement in the form of Exhibit A hereto, the “Guarantors” and each, individually, a “Guarantor”), in favor of the Administrative Agent, for the benefit of the Administrative Agent, the Collateral Agent and the Lenders under the Credit Agreement referred to below.
WITNESSETH:
     WHEREAS, Holdco, the Borrower, the Administrative Agent, and certain other Lenders are contemporaneously herewith entering into a certain Credit Agreement dated as of the date hereof (as the same may be amended, restated, amended and restated or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;
     WHEREAS, it is a condition precedent to the Administrative Agent and the Lenders executing the Credit Agreement that each of the Guarantors execute and deliver this Guaranty, whereby each of the Guarantors shall agree to guarantee payment when due, subject to Section 10 hereof, of all Guaranteed Obligations, as defined below; and
     WHEREAS, in consideration of the benefits to Holdco of the credit to be extended pursuant to the Credit Agreement, the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, the Hedge Banks to enter into one or more Rate Management Transactions with any Loan Party and the Cash Management Banks to enter into one or more Cash Management Agreements with any Loan Party, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement or any Note and the other Loan Documents and the Secured Hedge Obligations and the Secured Cash Management Obligations;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1.1. Selected Terms Used Herein.

10

     “Applicable Obligor” means, with respect to the Obligations, the Borrower, and, with respect to any Secured Hedge Obligation or Secured Cash Management Obligation, whichever Obligor is party to the applicable Rate Management Transaction or Cash Management Agreement, as applicable.
     “Guaranteed Obligations” is defined in Section 3 below.
     “Obligor” means, individually and collectively, each of the Borrower and any other obligor in respect of a Secured Hedge Obligation or Secured Cash Management Obligation.
     “Termination Date” means the first date on which (a) the Credit Agreement is terminated, (b) the Obligations (other than contingent indemnification obligations) have been fully and completely performed and indefeasibly satisfied, (c) the Commitments have terminated, (d) each Rate Management Transaction with any Hedge Bank shall have terminated or expired or, with respect to any such Rate Management Transaction with any Hedge Bank that remains in effect, the applicable Loan Party has provided to such Hedge Bank collateral support of a kind and in an amount that is consistent with prevailing market terms for an exposure comparable to the exposure of such counterparty under such Rate Management Transaction and reasonably acceptable to such Hedge Bank, and (e) all Secured Cash Management Obligations then due and payable have been paid in full.
     SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.
     SECTION 2.1. Representations and Warranties. Each of the Guarantors hereby reaffirms the representations and warranties applicable to it under Sections 5.1, 5.2 and 5.3 of the Credit Agreement (which representations and warranties are hereby made by such Guarantors and are incorporated herein by reference and made a part of this Guaranty as if set forth herein in full).
     SECTION 2.2. Covenants. Each of the Guarantors covenants that, until the Termination Date, that it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements set forth in the Credit Agreement and applicable to it.
     SECTION 3. The Guaranty. Subject to Section 10 hereof, each of the Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, the Secured Hedge Obligations and the Secured Cash Management Obligations, including without limitation any such Obligations, Secured Hedge Obligations or Secured Cash Management Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 10 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Applicable Obligor to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the

Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Guarantors waives any right to require the Lender to sue the Applicable Obligor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
     SECTION 4. Guaranty Unconditional. Subject to Section 10 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;
(ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank or any other Loan Document (except in the case of a release or discharge of such Guarantors effected pursuant to the terms of a waiver, amendment or modification of this Guaranty in accordance with the terms hereof);
(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Applicable Obligor under the Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;
(iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;
(v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(vi) any invalidity or unenforceability relating to or against the Applicable Obligor, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Applicable Obligor, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank or any other Loan Document; or
(vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder (other than the occurrence of the Termination Date).
     SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until the Termination Date. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Applicable Obligor or any other party under the Credit Agreement, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Applicable Obligor or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     SECTION 6. Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Applicable Obligor, any other guarantor of any of the Guaranteed Obligations, or any other Person.
     SECTION 7. Subrogation. Each of the Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Applicable Obligor arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the occurrence of the Termination Date. If any amount is paid to any Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been paid in full, the amount shall be held in trust by such Guarantor for the benefit of the holders of the Guaranteed Obligations and shall be promptly paid to the Administrative Agent for the benefit of the holders of the Guaranteed Obligations to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Loan Documents. If any Guarantor makes payment to any holder of Guaranteed Obligations of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations are paid in full and the Loan Documents are no longer in effect, the applicable holder of Guaranteed Obligations shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment.

     SECTION 8. Subordination. Without limiting the rights of the holders of any Guaranteed Obligation under any other agreement, any liabilities owed by any of the Applicable Obligors to any Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of such Applicable Obligor, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations until the Termination Date, and such liabilities of such Guarantor to the Applicable Obligor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the holders of the Guaranteed Obligations and shall be paid over to the Administrative Agent for the benefit of such holders on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
     SECTION 9. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Applicable Obligor, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
     SECTION 10. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guaranty) shall, without any further action by the Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 10(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.
     (b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 10(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
     (c) In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Applicable Obligor after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Applicable Obligor after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 10(c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall, until the Termination Date, be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 10(c) are for the benefit of both the Administrative Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
     SECTION 11. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the order set forth in Section 2.24(b) of the Credit Agreement, unless a court of competent jurisdiction shall otherwise direct.
     SECTION 12. Joinder. Pursuant to Section 6.23 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder, of the Borrower or of any Lender. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.
     SECTION 13. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Article 13 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.
     SECTION 14. No Waivers. No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 15. No Duty to Advise. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.
     SECTION 16. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction with a Hedge Bank, any Cash Management Agreement with a Cash Management Bank or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.
     SECTION 17. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders.
     SECTION 18. Costs of Enforcement. Each of the Guarantors agrees to pay all costs and expenses including, without limitation, all reasonable and documented court costs and attorneys’ fees and expenses (limited with respect to legal expenses to the reasonable fees, disbursements and other charges of one counsel to all the Lenders, and, if reasonably necessary, of one local counsel in any relevant jurisdiction) paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Applicable Obligor, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.
     SECTION 19. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF

JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 20. Taxes. etc. Section 3.05 of the Credit Agreement and all relevant defined terms shall apply, mutatis mutandis, to all payments required to be made by any of the Guarantors hereunder and such Section is hereby incorporated herein by reference and made a part of this Guaranty as if set forth herein in full.
     SECTION 21. Setoff. Without limiting the rights of the Administrative Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Administrative Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Administrative Agent or any Lender or any Lending Installation of the Administrative Agent or any Lender toward the payment of the Guaranteed Obligations.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM OF NEW YORK LLC
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

Acknowledged and Agreed:

Bank of America, N.A., as Administrative Agent
By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

EXHIBIT A
     SUPPLEMENT NO. __________ dated as of ________________________, to the Guaranty dated as of May 18, 2011 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), by MoneyGram International, Inc., a Delaware corporation (“Holdco”) and the Guarantors party thereto in favor of the Administrative Agent and the Lenders.
     Reference is made to the Credit Agreement dated as of May 18, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdco, MoneyGram Payment Systems Worldwide, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.
     The Guarantors have entered into the Guaranty in order to induce the Lenders to extend credit pursuant to the Credit Agreement. Pursuant to Section 6.23 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 12 of the Guaranty provides that additional Subsidiaries of Holdco may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdco (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.
     Accordingly, the Administrative Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 12 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date). Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.
     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.
     SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.
     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written

[Name of New Guarantor],
By:
Name:
Title:
Address:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:
Address: